Exhibit 16(c)(1)


The Efficacy of a
    Going Private Transaction


--------------------------------------------------------------------------------
                                  June 20, 2007
--------------------------------------------------------------------------------

                                   Presented By:
                            Arthur L. Loomis, II
    President Northeast Capital & Advisory, Inc.
        (518) 426-0100 * alloomis@ne-capital.com

Discussion Agenda
================================================================================

o     Strategic Alternatives Considered

o     Going Private Overview

o     Going Private Methods

o     Shareholder List Analyses

o     Fairness Opinion Analyses

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                                                        Capital & Advisory, Inc.
1                                                                 EAST

Strategic Alternatives Considered
================================================================================

o     Status Quo

o     Sell Now or in the Future

o     Going Private

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                                                        Capital & Advisory, Inc.
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

Strategic Alternatives Considered
----------------------------------

Status Quo
================================================================================

o     Augment Non-Local Shareholder Base

      - Meet with accredited investors to inform them of First Ipswich's strategy, competitive advantages, and impact of current projects.

o     Increase Local Shareholder Base

      - Reach loyal, local investors and powerful allies of community bank managements in proxy fights, through investment clubs and corporate advertising.

            . Maintaining communications with individual shareholders may be more time consuming than dealing with institutions.

            . Due to the loyalty of these retail investors, a heavy retail shareholder base may impact the liquidity of the Company's stock, due to low trading volume.

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                                                        Capital & Advisory, Inc.
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

Strategic Alternatives Considered
---------------------------------

Status Quo (Continued)
================================================================================

o Do the advantages of remaining a public company outweigh the indirect and direct costs?

                                              Annual Costs
       Historical Costs:
       Legal Fees                                                $ 70,000
       Accounting Firm Fees                                        35,000
       Personnel Costs                                             50,000
       EDGAR Conversion, Printing & Mailing Costs                  20,000
                                                                 --------
          Historical Annual Costs                                $175,000
       Additional Expected Annual Costs:
       Full SOX Implementation                                   $110,000
                                                                 --------
          Total Estimated Costs                                  $285,000

       Additional One-Time Fees Relating to Section 404
       ------------------------------------------------
             Consulting Fees = $100,000 in 2007 and 2008
             Personnel Costs = $100,000 in 2007 and $40,000 in 2008

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

Strategic Alternatives Considered
---------------------------------

Sell Now or in the Future
================================================================================

o Another option to unlock value of a sparsely traded company is to be acquired for cash or for the stock of a more liquid acquirer.

o If the Company were sold to a larger institution, the costs of compliance would no longer be as disproportionate to the size of the new entity.

o This option is relevant only if the Company's continuing independence produces less value than a sale.

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                                                        Capital & Advisory, Inc.
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

Strategic Alternatives Considered
---------------------------------

Going Private
================================================================================

o     Stock Repurchase Plan

o     Tender Offer

      -     Traditional

      -     Odd-lot

o     Reverse Stock Split

o     Cash Out Merger

o     Reclassification to a New Security

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

Going Private Overview
----------------------

Introduction
================================================================================

o In some cases, a bank with a low valuation and/or a limited trading volume may be deriving little benefit from being a registered company.

o     Going private allows the bank to de-register with the SEC.

      - Goal: To eliminate all future SEC filings by reducing the number of registered shareholders below 300.

o Once de-registered, banks cannot be listed on the NASDAQ National and Small Cap Markets; however, shares are eligible for quotation on the OTC Bulletin Board or the Pink Sheets.

o The bank may remain private as long as registered shareholders do not exceed 300 (500 in certain circumstances).

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                                                        Capital & Advisory, Inc.
7                                                                 EAST

Going Private Overview
----------------------

Selected Transactions
================================================================================

                              Related Transactions




                                                                          Assets    Announce
Company                                    Ticker      City        ST    ($000s)      Date     Transaction Type
-------                                    ------      ----        --    -------      ----     ----------------
Monarch Community Bancorp, Inc.             MCBF   Coldwater       MI     291,300   02/16/07   Cash Out Merger
South Street Financial Corp.                SSFC   Albemarle       NC     268,848   12/11/06   Reclassification to Preferred
First Niles Financial, Inc.                 FNFI   Niles           OH     100,973   06/29/06   Reclassification to Preferred
Harbor Bankshares Corp.                     HRBK   Baltimore       MD     258,174   05/02/06   Cash Out Merger
Home City Financial Corp.                   HCFL   Springfield     OH     148,159   01/26/06   Reverse Stock Split
FC Banc Corp.                               FCBZ   Bucyrus         OH     178,386   11/15/05   Reverse Stock Split
County Bank Corp.                           CBNC   Lapeer          MI     257,355   10/07/05   Reverse Stock Split
First Citizens Bancorporation, Inc.         FCBN   Columbia        SC   4,533,651   09/13/05   Cash Out Merger
Illini Corporation                          ILII   Springfield     IL     253,463   08/19/05   Cash-out Merger
Iowa First Bancshares Corporation           IOFB   Muscatine       IA     376,429   07/22/05   Reverse Stock Split
Cherokee Banking Company                    CHKJ   Canton          GA     164,843   07/01/05   Cash-out Merger
Community Financial Holding Company, Inc.          Duluth          GA     274,130   06/17/05   Reclassification to Class A CS
Guaranty Bancshares                         GNTY   Mount Pleasant  TX     552,500   06/13/05   Cash Out Merger
Community Investors Bancorp                 CIBI   Bucyrus         OH     122,762   06/09/05   Reverse Stock Split
First Southern Bancorp                             Statesboro      GA     113,407   06/02/05   Reclassification to Series A
Home Loan Financial Corp.                   HLFN   Coshocton       OH     160,342   05/18/05   Reverse Stock Split
Heartland Bancshares, Inc.                         Sebring         FL     147,922   04/20/05   Reclassification to Preferred
   Medians

                                                                        Cost Saves (Estimates)          Premium Over Market Value
                                                                  ------------------------------------  -------------------------
                                              % of                  Annual        Annual
                                             Shares    Price Per  Recurring -   Recurring -     Non-        At         Fairness
Company                                     Impacted     Share     Personnel       Other     Recurring   Announce(1)  Opinion(2)
-------                                     --------     -----     ---------       -----     ---------   -----------  ----------
Monarch Community Bancorp, Inc.                3.11      13.50             -      126,000            -      27.36%      15.88%
South Street Financial Corp.                   2.60         NA       129,000      156,000            -          NA          NA
First Niles Financial, Inc.                    2.00         NA        81,000      132,500      174,000          NA          NA
Harbor Bankshares Corp.                        1.80      31.00        10,000       77,600      150,000      21.57%       0.00%
Home City Financial Corp.                      1.77      17.10        30,000       96,300      125,000      11.91%      12.57%
FC Banc Corp.                                  9.92      29.12        19,000       61,000      200,000       3.63%       3.08%
County Bank Corp.                              4.72      55.00        13,400       47,600       75,000       2.42%       1.85%
First Citizens Bancorporation, Inc.            3.43     735.00     1,023,000      322,000            -      24.58%      28.50%
Illini Corporation                             9.70      40.50             -      192,000       19,875       3.71%       3.85%
Iowa First Bancshares Corporation              4.72      38.00        32,000      190,000            -      10.95%      10.95%
Cherokee Banking Company                      11.01      17.75             -      150,000            -      14.52%      18.65%
Community Financial Holding Company, Inc.     10.19         NA        22,000       90,000      100,000          NA          NA
Guaranty Bancshares                            2.19      24.00       150,000      200,000            -      24.03%      12.41%
Community Investors Bancorp                    3.81      15.00        50,000      150,000      110,000      13.21%      13.21%
First Southern Bancorp                        13.11         NA        20,000       82,000      170,000          NA          NA
Home Loan Financial Corp.                      6.41      20.75        65,000      200,000       34,200      30.50%      14.64%
Heartland Bancshares, Inc.                    14.77         NA        22,000       58,000      100,000          NA          NA
   Medians                                                                                                  13.86%      12.49%

(1)   Based on closing trading price on the day prior to announcement of such transaction.
(2)   Based on closing trading price on the day of the fairness opinion.

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

Going Private Overview
----------------------

Strategic Considerations
================================================================================

o     What is the Company's Strategic Plan?

      -     Future capital needs

      -     Acquisition strategy

      -     Increase visibility of the Company

      -     Image

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

Going Private Overview
----------------------

General Considerations
================================================================================

o     Reaction of the Local Community

      -     How will the community react to the transaction?

      -     Are many small shareholders customers?

      -     Would a voluntary method of going private be better received?

o     Reaction of Institutional Investors

      -     Will/can they continue to hold shares?

o     Reaction from Other Banks

      -     Will going private encourage acquisition offers?

o     How Many Shareholders Must Be Eliminated?

      -     How many shares do they own?

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

Going Private Overview
----------------------

General Considerations (Continued)
================================================================================

o     Financial Impact on the Company

      -     Cost of purchasing shares plus transaction costs

      -     Pro-forma capital ratios

      -     Impact on future growth

      -     Financing alternatives

o     Ability to Obtain Favorable Shareholder Vote

      -     Insider ownership

      -     Past history of difficulty

      -     Shareholder sentiment

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

Going Private Overview
----------------------

Reasons for Going Private
================================================================================

o Decreases legal and accounting expenses as well as certain shareholder-related costs

o Eliminates management time and resources dedicated to SEC compliance and reporting

o     Eliminates requirement to comply with Sarbanes-Oxley (SOX)

o Eliminates personal liability of CEO and CFO due to certification of 10-Qs and 10-Ks

o     Increases privacy

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                                                        Capital & Advisory, Inc.
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

Going Private Overview
----------------------

Reasons for Going Private (Continued)
================================================================================

o     Allows management to take longer-term perspective

o     May improve shareholder composition

o     May reduce expenses related to administering small shareholder accounts

o     Discourages stock ownership by professional investors

o May enable small holders to liquidate their shares without paying brokerage commissions or other transaction fees.

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                                                        Capital & Advisory, Inc.
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

Going Private Overview
----------------------

Reasons for Not Going Private
================================================================================

o     Limits access to capital and acquisition opportunities

o     May reduce stock liquidity

o     May reduce the visibility of the Company

o     Stock based compensation is less attractive to employees

o     Possible negative reactions by shareholders and customers

o     Requires significant amount of time and expense to implement

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                                                        Capital & Advisory, Inc.
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

Going Private Overview
----------------------

Reasons for Not Going Private (Continued)
================================================================================

o     May require shareholder and/ or regulatory approval

o     May invite a hostile or competing offer from another bank

o     May be forced to re-register due to forces beyond Company's control

o     Rule 144 safe harbor for insider transactions is not available

o     ESOP's and employer securities held in 401k plans create additional issues

o     Potential negative reactions from large, non-local shareholders.

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

Going Private Overview
----------------------

Ongoing Issues with Being Private
================================================================================

o     Continue to Monitor Shareholder Base

      -     Be aware of the broker "kick-out" rule*

o Consider Continuing to Make Quarterly Financial Data Publicly Available to Shareholders

      -     Shareholder base is accustomed to it

      -     Helps with insider trades

      -     Helps offset broker "kick-out" risk

o     Establish a Stock Repurchase Plan to Provide Additional Liquidity

o     Maintain Relationships with Market Makers

* After the Form 15 takes effect and there is subsequent cessation of periodic reporting by the issuer, brokers may "kick-out" shares held in street name to actual beneficial owners, thereby increasing the number of holders of record.

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                                                        Capital & Advisory, Inc.
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

Going Private Overview
----------------------

Evaluate Shareholder Base
================================================================================

o     Understand the Composition of the Company's Shareholders

      -     Identify which small shareholders are also customers

o     Evaluate Change in Ownership of Company

      -     May increase certain shareholder's ownership above 10%

      -     Is voting control of the Company affected?

o     Determine Exact Number of Shareholders

      -     Registered versus street name

      -     NOBO versus OBO

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

Going Private Overview
----------------------

Alternative Methods for Going Private*
================================================================================

                                    Voluntary
                                    ---------

Open market share repurchases

Tender offers


                                   Involuntary
                                   -----------

Reverse stock split

Cash-out merger

Reclassification to a new security

*If any of the options above are used to de-register, form 13E(3) must be filed with the SEC, which sets forth the Board's reasons for going private and the impact on the company and its shareholders.

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18                                                                EAST

Voluntary Methods
-----------------

Open Market Share Repurchase Program
================================================================================

o     Board authorizes repurchase plan

      -     Typically less than 10% of outstanding shares

o     Company follows rules set forth by SEC Rule 10b-18, which restricts

      -     when an issuer can repurchase its shares,

      -     the manner in which the repurchase is effected,

      -     the volume of shares purchased, and

      -     the price paid.

The desired reduction in the number of holders is not assured within the required time period.

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                                                        Capital & Advisory, Inc.
19                                                                EAST

Voluntary Methods
-----------------

Tender Offers
================================================================================

o Company offers to purchase a set number of shares for a certain period of time.

      - Basically, a tender offer is just a large share repurchase at a premium with a deadline.

      -     Open to all shareholders.

o There are several types of tender offers: odd-lot, fixed price, Dutch auction, etc.

o A tender offer document must be mailed to shareholders setting forth the offer and its financial impact on the company.

o No guaranty that shareholders will tender shares or tender all shares owned.

o Oversubscription by large holders may result in few holders being eliminated.

The desired reduction in the number of shareholders is not assured.

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                                                        Capital & Advisory, Inc.
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

Involuntary Methods
-------------------

Reverse Stock Split
================================================================================

o     The number of shares outstanding is reduced.

      - Shareholders with fewer shares than the exchange ratio are eliminated.

      - Those with shares above the exchange ratio remain shareholders, but receive cash for any fractional share created as a result of the transaction.

      -     May choose to include or eliminate beneficial shareholders.

o Establish exchange ratio to ensure the number of remaining holders is below 300.

o     Offer price for shares is determined by Board and must be considered
      "fair".

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

Involuntary Methods
-------------------

Reverse Stock Split (Continued)
================================================================================

o     Typically, Board receives a fairness opinion.

      - Hiring a financial advisor helps the Board fulfill its fiduciary obligations.

      - Advisor studies the trading market for the company's equity securities, apprises the Board of current market conditions and evaluates the financial impact of the transaction on the company.

o     Transaction must be approved by shareholders.

This method will reduce the number of shareholders in a timely manner. It may eliminate some desirable shareholders, however.

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

Involuntary Methods
-------------------

Cash-Out Merger
================================================================================

o Procedurally very similar to a reverse stock split, except that not all fractional shares are cashed out.

      - Only those shareholders with fewer shares than the exchange ratio are cashed out.

      - Shareholders owning more shares than the exchange ratio are unaffected.

o     Not available in all states.

      - Allowed in MA if it is approved by holders of 2/3 of the company's stock or a lower amount as detailed in the articles of incorporation.

o     Similar to forming a holding company.

      -     Bank merges into a dummy corporation.

      - The exchange ratio for the dummy corporation's shares and the bank's shares is set to result in the elimination of the necessary number of shareholders.

More focused and involves less cash to repurchase the shares than a reverse stock split.

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

Involuntary Methods
-------------------

Reverse Stock Split vs. Cash-Out Merger
================================================================================

o     Example:

      -     1 for 100 exchange ratio
      -     $10.00 per share price (pre-split)
      -     Shareholder A owns 50 shares
      -     Shareholder B owns 125 shares

                               Reverse Stock Split
                               -------------------

o     Shareholder A receives $500 cash and retains no shares

o     Shareholder B receives 1 share and is paid $250 cash for 25 shares

o Often followed by a concurrent forward split to put shareholders back in a similar position.

      - A subsequent 100:1 forward split would give Shareholder B 100 shares.

                                 Cash Out Merger
                                 ---------------

o Shareholder A receives $500 cash (for 0.5 post-split shares) and retains no shares

o     Shareholder B is unaffected, retains all 125 shares

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

Going Private Methods
---------------------

Additional Transaction Features
================================================================================

Going private transactions have been structured with the following additional features:

o Shareholders Affected - The transaction can be structured to include or exclude beneficially owned (street name) shares. By effecting the transaction only at the registered shareholder level, shareholders holding their shares in street name are not impacted by the transaction.

o Restrictions on Trading - Future transfers of shares can be restricted to maintain a minimum number of shares traded in each block. This mechanism can be used to prevent an increase in small shareholders.

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

Going Private Methods
---------------------

Reclassification to a New Security
================================================================================

o     Registration of securities is based on the number of holders per security.

o Objective is to split shareholders into two groups by exchanging the shares held by some existing common shareholders for a new security (typically preferred stock).

      -     Number of registered shareholders of common stock will fall below
            300.

      -     Newly created security cannot have more than 500 holders.

                                   Advantages
                                   ----------

o May be perceived as a more "friendly" way of going private, enabling shareholders to retain an equity interest.

o     Relatively inexpensive as no capital is used to buyout shareholders.

o     Preferred stock can count towards Tier 1 Capital if structured properly.

                                  Disadvantages
                                  -------------

o     Relatively new.

o     The new security may be fairly illiquid.

o     The benefits of repurchasing shares are not realized.

o Since no shareholders are eliminated, the potential for re-registration is higher.

This is the most viable option for the Company.

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

Going Private Methods
---------------------

Comparison: Reclassification to Preferred
================================================================================

                   ------------------------------------------------------------------------------------------------------
                   Georgia Trust                      South Street Financial
                   Bancshares, Inc.                   Corp.                               Transaction TBA
-------------------------------------------------------------------------------------------------------------------------
Status             Completed                          Completed                           In Process
-------------------------------------------------------------------------------------------------------------------------
Dividends          Receive preference over            Receive preference over             Receive preference over
                   common; no obligation to pay       common; no obligation to pay        common; no obligation to pay
                   dividends; non-cumulative          dividends; non-cumulative           dividends; non-cumulative
-------------------------------------------------------------------------------------------------------------------------
Perpetual          No maturity date; Cannot be        Matures in 20 years; Can be         No maturity date; Cannot be
Preferred          redeemed at the option of the      redeemed at the option of the       redeemed at the option of the
                   holder                             holder or issuer before maturity    holder
-------------------------------------------------------------------------------------------------------------------------
Voting             Can only vote on a change of       Can only vote on the merger,        Can only vote on a change of
Rights             control; vote together with        acquisition or sale of the          control; vote together with
                   common stock instead of as a       Company, stock or assets            common stock instead of as a
                   separate class of securities                                           separate class of securities
-------------------------------------------------------------------------------------------------------------------------
Conversion         Converts into common in the        Converts into one share of          Converts into one share of
Rights             event of a change in control       common upon a change in             common in the event of a
                                                      control                             change in control
-------------------------------------------------------------------------------------------------------------------------

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

Going Private Methods
---------------------

Comparison: Terms of New Class of Preferred
================================================================================

                   ---------------------------------------------------------------------------------------------------
                   Georgia Trust                     South Street
                   Bancshares, Inc.                  Financial Corp.                      Transaction TBA
----------------------------------------------------------------------------------------------------------------------
Liquidation        Preference in liquidation,        Preference in liquidation            Preference in liquidation,
Rights             whether voluntary or              equal to the greater of $4.50        whether voluntary or
                   involuntary, equal to $10.00      or the amount paid to                involuntary, equal to the
                                                     common holders                       greater of book value per
                                                                                          share, the amount paid to
                                                                                          common shareholders or [$ ]
                                                                                          per share.
----------------------------------------------------------------------------------------------------------------------
Preemptive         None                              None                                 None
Rights
----------------------------------------------------------------------------------------------------------------------
Redemption         None                              The issuer can force the             None
Rights                                               holder and the holder can
                                                     force the issuer to redeem the
                                                     shares
----------------------------------------------------------------------------------------------------------------------

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

Going Private Methods
---------------------

Comparison: Terms of New Class of Preferred
================================================================================

                  --------------------------------------------------------------------------------------------------------------
                  Georgia Trust                         South Street
                  Bancshares, Inc.                      Financial Corp.                      Transaction TBA
--------------------------------------------------------------------------------------------------------------------------------
Dissenters        Dissenters' rights are not            May exercise dissenter's            May exercise dissenter's rights
Rights            required under Georgia law and        rights under North Carolina         under Massachusetts law.
                  have not been voluntarily             law.
                  extended by the board.
--------------------------------------------------------------------------------------------------------------------------------
Other             Antidilution Adjustments - If the     Put Option - within 30 days of      Antidilution Adjustments - If
                  outstanding number of common          the conversion, preferred           the outstanding number of
                  shares changes due to a               holders may sell, transfer and      common shares changes due
                  merger, consolidation,                convey shares to the                to a merger, consolidation,
                  liquidation, reclassification,        Company at a put price equal        liquidation, reclassification,
                  recapitalization, stock split up,     to $10.00 per share                 recapitalization, stock split up,
                  combination of shares or stock                                            combination of shares or stock
                  dividend, an appropriate                                                  dividend, an appropriate
                  adjustment will be made by the                                            adjustment will be made by the
                  Board and relative terms of the                                           Board and relative terms of the
                  Series A Preferred Stock.                                                 Series A Preferred Stock.
--------------------------------------------------------------------------------------------------------------------------------

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

Shareholder List Analysis
-------------------------

Registered Shareholder List Analysis
================================================================================

                                            Stratification of Ownership            Registered Shareholders
                                            ---------------------------            -----------------------
       Shares Held      Shareholders       Shares            Cumulative Shares      Above            Below
       -----------      ------------       ------            -----------------      -----            -----
                                                                                    370
         0 - 100              130              8,059                   8,059        240              130
        101 - 125               6                687                   8,746        234              136
        126 - 190              22              3,252                  11,998        212              158
        191 - 250              32              6,665                  18,663        180              190
        251 - 400              40             13,669                  32,332        140              230
        401 - 550              26             12,182                  44,514        114              256
        551 - 750              16             10,148                  54,662         98              272
       751 - 1,000             19             17,250                  71,912         79              291
      1,001 - 1,500             8              9,625                  81,537         71              299
      1,501 - 2,500            25             47,465                 129,002         46              324
      2,501 - 4,000             9             30,352                 159,354         37              333
      4,001 - 7,000            13             73,333                 232,687         24              346
      7,001 - 9,999             9             73,807                 306,494         15              355
         10,000+               15          1,596,116               1,902,610          0              370
                        ----------------------------

Total Registered(1)           370          1,902,610

CEDE Shares                    38            442,020
                        ----------------------------

Total                         408          2,344,630
                        ============================

(1)   Based on the registered shareholder list provided by the Bank as of May 15, 2007.

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                                                        Capital & Advisory, Inc.
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

Shareholder List Analysis
-------------------------

Are Small Shareholders Significant Customers?
================================================================================

o     Currently, small shareholders have deposits totaling $2.312 million.

      - Seven small shareholders comprise over $100,000 in deposits each, aggregate balance of $1.662 million.

o     Currently, small shareholders have loans totaling $1.103 million.

      - Four small shareholders have over $100,000 in loan balances each, aggregate balance of $932,000.

o However, most of these small shareholders are employees; therefore, there should be no material impact.

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                                                        Capital & Advisory, Inc.
31                                                                EAST

Shareholder List Analysis
-------------------------

Pro Forma Assumptions
================================================================================

                            One-Time Cost Estimates

Legal Fees                                                              $125,000
Financial Advisory Fees                                                   42,500
Accounting                                                                 5,000
SEC Filing                                                                 2,000
Printing, Mailing Costs & Misc.                                            5,000
                                                                        --------
    Total                                                               $179,500

                              Annual Cost Savings

Historical Costs:
Legal Fees                                                              $ 70,000
Accounting Firm Fees                                                      35,000
Personnel Costs                                                           50,000
EDGAR Conversion, Printing & Mailing Costs                                20,000
                                                                        --------
    Historical Annual Costs                                             $175,000
Additional Expected Annual Costs:
Full SOX Implementation                                                 $110,000
                                                                        --------
    Total Estimated Costs                                               $285,000

                    NPV (approximately equal) $2.486 million
                           (Using a 12% discount rate)

                    NPV (approximately equal) $1.06 per share
                     (Based on 2,344,630 shares outstanding)

      Additional One-Time Costs Relating to Section 404
      -------------------------------------------------
            Consulting Fees = $100,000 in 2007 and 2008
            Personnel Costs = $100,000 in 2007 and $40,000 in 2008

                                                                  NORTH
                                                        Capital & Advisory, Inc.
32                                                                EAST

Shareholder List Analysis
-------------------------

Reverse Stock Split Analysis
================================================================================

                                              Stratification of Ownership           Registered Shareholders
                                              ---------------------------           -----------------------
        Shares Held       Shareholders       Shares            Cumulative Shares    Above             Below
        -----------       ------------       ------            -----------------    -----             -----
                                                                                     370
           0 - 99              88              3,859                   3,859         282                88
         100 - 124             47              4,762                   8,621         235               135
         125 - 189             20              2,807                  11,428         215               155
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         190 - 249             35              7,235                  18,663         180               190
         250 - 399             31             10,069                  28,732         149               221
         400 - 549             34             15,232                  43,964         115               255
         550 - 749             17             10,698                  54,662          98               272
         750 - 999             10              8,250                  62,912          88               282
       1,000 - 1,499           16             17,125                  80,037          72               298
       1,500 - 2,499           24             43,965                 124,002          48               322
       2,500 - 3,999           10             31,352                 155,354          38               332
       4,000 - 6,999           12             63,333                 218,687          26               344
       7,000 - 9,999           11             87,807                 306,494          15               355
          10,000+              15          1,596,116               1,902,610           0               370
                        ----------------------------

Total Registered(1)           370          1,902,610

CEDE Shares                    38            442,020
                        ----------------------------

Total                         408          2,344,630
                        ============================

(1)  Based on the registered shareholder list provided by the Bank as of May 15, 2007.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
33                                                                EAST

Shareholder List Analysis
-------------------------

Pro Forma Analysis - Reverse Stock Split
================================================================================

                                                                                  Reverse Stock Split at
                                                                 -----------------------------------------------------------
                                                Total               1:165           1:190            1:215             1:240
Registered Shareholders
Cashed Out                                                            153             155              182               188
Remaining                                        370                  217             215              188               182

Registered Shares Cashed Out
Shareholders Below Threshold                                       11,078          11,428           16,808            18,183
Fractional Shares                                                  14,822          16,262           19,817            18,907
                                                                   ------          ------           ------            ------
Total Registered                              1,902,610            25,900          27,690           36,625            37,090
Percent of Registered Shares                                         1.4%            1.5%             1.9%              1.9%
Percent of Outstanding Shares                                        1.1%            1.2%             1.6%              1.6%

Estimated Cost: Fractional Shares Are Not Cashed Out
       $10.00                                                    $110,780        $114,280         $168,080          $181,830
       $10.50                                                    $116,319        $119,994         $176,484          $190,922
       $11.00                                                    $121,858        $125,708         $184,888          $200,013
       $11.50                                                    $127,397        $131,422         $193,292          $209,105
       $12.00                                                    $132,936        $137,136         $201,696          $218,196

Estimated Cost: Fractional Shares Are Cashed Out
       $10.00                                                    $259,000        $276,900         $366,250          $370,900
       $10.50                                                    $271,950        $290,745         $384,563          $389,445
       $11.00                                                    $284,900        $304,590         $402,875          $407,990
       $11.50                                                    $297,850        $318,435         $421,188          $426,535
       $12.00                                                    $310,800        $332,280         $439,500          $445,080

(1)  Based on the registered shareholder list dated May 15, 2007.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
34                                                                EAST

Shareholder List Analysis
-------------------------

Pro Forma Analysis - Reverse Stock Split
================================================================================

                                                                      Pro Forma 1:190 Reverse Stock Split at(1)
                                                      As of          ------------------------------------------
                                                    3/31/2007         $10.00           $11.00           $12.00
All dollars in thousands, except per share values
Shares Purchased                                                      27,690           27,690           27,690
Cost                                                                    $277             $305             $332

Assets                                               302,503         302,109          302,082          302,054
Equity                                                19,561          19,167           19,140           19,112
Equity/ Assets(2)                                       6.47%           6.34%            6.34%            6.33%

Change in Net Income(2)                                                 $170             $170             $169
LTM Net Income(2)                                      ($507)          ($337)           ($337)           ($338)

LTM Earnings per Share(2)                             ($0.24)         ($0.16)          ($0.16)          ($0.16)
Book Value per Share(2)                                $8.46           $8.39            $8.38            $8.37
Tangible Book Value per Share(2)                       $6.34           $6.24            $6.23            $6.22
Tier 1 Leverage Ratio(2)                                6.81%           6.69%            6.69%            6.68%
LTM Return on Average Equity                           -2.81%          -1.91%           -1.91%           -1.92%
LTM Return on Average Assets                           -0.14%          -0.09%           -0.09%           -0.09%

Internal Rate of Return(3)                                            227.14%          198.06%          175.28%

(1)  Assumes beneficial shareholders are excluded from the transaction and fractional shares are cashed out.
(2)  Assumes $285,000 of annual cost savings, one-time costs of $179,500, an opportunity cost of cash of 5%, and a marginal tax rate of 35%.
(3)  Assumes a growth rate of 3.5% and includes one-time cost savings of $200,000 in 2007 and $140,000 in 2008.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
35                                                                EAST

Shareholder List Analysis
-------------------------

Pro Forma Analysis - Reclassification
================================================================================

o     Proposed Structure

      - Share Reclassification - Shareholders with 190 shares or less will receive preferred shares for their common shares.

      - Effected at Record Level - Transaction will not affect shareholders holding stock in a brokerage account, so long as the brokerage firm holds more than 190 shares in aggregate.

      - No Cash Out Option - No cash will be paid to shareholders as consideration, unless appraisal rights are exercised.

      - Option to Move Between Form of Registration - Registered holders can choose to move registered shares into a brokerage account to maintain their ownership of common shares. Beneficial holders can choose to move their shares into registered form to receive preferred shares.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
36                                                                EAST

Shareholder List Analysis
-------------------------

Registered Shareholder List Analysis
================================================================================

                                            Stratification of Ownership            Registered Shareholders
                                            ---------------------------            -----------------------
       Shares Held      Shareholders       Shares            Cumulative Shares      Above            Below
       -----------      ------------       ------            -----------------      -----            -----
                                                                                    370
         0 - 100              130              8,059                   8,059        240              130
        101 - 125               6                687                   8,746        234              136
        126 - 190              22              3,252                  11,998        212              158
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        191 - 250              32              6,665                  18,663        180              190
        251 - 400              40             13,669                  32,332        140              230
        401 - 550              26             12,182                  44,514        114              256
        551 - 750              16             10,148                  54,662         98              272
       751 - 1,000             19             17,250                  71,912         79              291
      1,001 - 1,500             8              9,625                  81,537         71              299
      1,501 - 2,500            25             47,465                 129,002         46              324
      2,501 - 4,000             9             30,352                 159,354         37              333
      4,001 - 7,000            13             73,333                 232,687         24              346
      7,001 - 9,999             9             73,807                 306,494         15              355
         10,000+               15          1,596,116               1,902,610          0              370
                        ----------------------------

Total Registered(1)           370          1,902,610

CEDE Shares                    38            442,020
                        ----------------------------

Total                         408          2,344,630
                        ============================

(1)   Based on the registered shareholder list provided by the Bank as of May 15, 2007.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
37                                                                EAST

Shareholder List Analysis
-------------------------

Pro Forma Analysis - Reclassification
================================================================================

                                                                   As of           Reclassification to Preferred(1)
                                                                 3/31/2007      (Shareholders with 190 shares or less)
                                                                 ---------      --------------------------------------
All dollars in thousands, except per share values
Reclassified Shares                                                                           11,428
Cost                                                                                              $0

Assets                                                            302,503                    302,386
Equity                                                             19,561                     19,444
Equity/Assets(2)                                                     6.47%                      6.43%

Change in Net Income(2)                                                                         $179
LTM Net Income(2)                                                   ($507)                     ($328)

LTM Earnings per Share(2)                                          ($0.24)                    ($0.16)
Book Value per Share(2)                                             $8.46                      $8.45
Tangible Book Value per Share(2)                                    $6.34                      $6.32
Tier 1 Leverage Ratio(2)                                             6.81%                      6.77%
LTM Return on Average Equity                                        -2.81%                     -1.83%
LTM Return on Average Assets                                        -0.14%                     -0.09%

Internal Rate of Return(3)                                                                    256.90%

(1)   Assumes no shareholders exercise appraisal rights and no fractional shares are reclassified.
(2)   Assumes $285,000 of annual cost savings, one-time costs of $179,500, an opportunity cost of cash of 5%, and a marginal tax rate of 35%.
(3)   Assumes a growth rate of 3.5% and includes one-time cost savings of $200,000 in 2007 and $140,000 in 2008.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
38                                                                EAST

Reclassification to Preferred
-----------------------------

Impact on First Ipswich
================================================================================

                                   Advantages
                                   ----------

o     Elimination of SEC Reporting Obligations

o Positively effects LTM diluted losses per share. Increases to -$0.16 per share, up from -$0.24 per share.

      - Series A Preferred shares will be considered as common stock equivalents

o     No effect on outstanding warrants and options to purchase common stock

o     Elimination of liability under Section 18 of the Exchange Act


                                  Disadvantages
                                  -------------

o     May adversely affect the already limited liquidity of common stock.

o Book value per common equivalent share will decline slightly from $8.46 per share to $8.45 per share.

o We estimate that professional fees and other expenses related to the transaction will total approximately $179,500.

This transaction should not have a significant impact on any anticipated needs of the Company to raise additional capital.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
39                                                                EAST

Reclassification to Preferred
-----------------------------

Impact on All Shareholders
================================================================================

                                   Advantages
                                   ----------

o     Retain equity interest in the Company.

o     Benefit from substantial cost and management time savings.

o Positively effects LTM diluted losses per share. Increases to -$0.16 per share, up from -$0.24 per share.

      - Series A Preferred shares will be considered as common stock equivalents


                                  Disadvantages
                                  -------------

o Book value per common equivalent share will decline slightly from $8.46 per share to $8.45 per share.

o     Loss of benefits from SEC reporting.

      - Detailed financial data about First Ipswich will continue to be available from the Company, the Federal Reserve Board and the FDIC

                                                                  NORTH
                                                        Capital & Advisory, Inc.
40                                                                EAST

Reclassification to Preferred
-----------------------------

Impact on Those Receiving Preferred Shares
================================================================================

                                   Advantages
                                   ----------

o Upon liquidation or dissolution of the Company, holders of Preferred A shares will be paid before any payments are made to common shareholders.

o Entitled to a preference in the payment of dividends over common shareholders.

o Conversion to common upon the change of control, enabling holders to participate in any value received as a result of any future sale.


                                  Disadvantages

o Limited voting rights. May only vote upon a proposed change in control of the Company.

o Board may authorize the issuance of other classes or series of preferred stock or equity securities that rank senior to or on parity with Series A Preferred Stock.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
41                                                                EAST

Reclassification to Preferred
-----------------------------

Impact on Remaining, Affiliated Shareholders
================================================================================

                                   Advantages
                                   ----------

o Information about the compensation and stock ownership of affiliates will no longer be publicly available

o     Elimination of liability under Section 18 of the Exchange Act

o Continue to exercise sole voting control, except with respect to a change in control of the Company.


                                  Disadvantages
                                  -------------

o     May adversely affect the already limited liquidity of common stock

o Rule 144 no longer available to provide a "safe harbor" for resales of stock by affiliates of an issuer

                                                                  NORTH
                                                        Capital & Advisory, Inc.
42                                                                EAST

Reclassification to Preferred
-----------------------------

Impact on Remaining, Unaffiliated Shareholders
================================================================================

                                   Advantages
                                   ----------

o Continue to exercise sole voting control, except with respect to a change in control of the Company.

o     Net present value of $1.06/share created.

o     Immediate improvement in EPS of $0.08/share and IRR of 256.9%.


                                  Disadvantages
                                  -------------

o     May adversely affect the already limited liquidity of common stock

o     Reduction in publicly available information

o     Elimination of protection under Section 18 of the Exchange Act.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
43                                                                EAST

Fairness Opinion Analysis
-------------------------

Fairness Opinion Analysis
================================================================================

o     Historical Trading and Volume

o     Recapitalization Premium Analysis

o     Comparable Company Analysis

o     Dividend Discount Analysis

                                                                  NORTH
                                                        Capital & Advisory, Inc.
44                                                                EAST

Fairness Opinion Analysis
-------------------------

Stock Performance (Since August 27, 2004)
================================================================================

            [LINE GRAPH IN THE PRINTED MATERIALS; PLOT POINTS BELOW]

                                  First Ipswich

    Date    Price       Date     Price       Date    Price         Date   Price        Date     Price         Date     Price
    ----    -----       ----     -----       ----    -----         ----   -----        ----     -----         ----     -----
 8/27/2004  15.00     12/1/2004  19.50     3/1/2005  17.35      6/1/2005  13.70       9/1/2005  12.00       12/1/2005  10.60
 8/30/2004  15.00     12/2/2004  19.05     3/2/2005  17.25      6/2/2005  14.20       9/2/2005  12.00       12/2/2005  10.60
 8/31/2004  15.00     12/3/2004  19.05     3/3/2005  16.60      6/3/2005  14.20       9/6/2005  12.00       12/5/2005  11.25
  9/1/2004  15.00     12/6/2004  19.05     3/4/2005  16.60      6/6/2005  13.99       9/7/2005  12.00       12/6/2005  12.00
  9/2/2004  15.00     12/7/2004  19.00     3/7/2005  16.60      6/7/2005  13.99       9/8/2005  12.00       12/7/2005  12.00
  9/3/2004  15.00     12/8/2004  19.00     3/8/2005  16.95      6/8/2005  13.99       9/9/2005  12.00       12/8/2005  12.00
  9/7/2004  15.00     12/9/2004  19.00     3/9/2005  16.95      6/9/2005  14.00      9/12/2005  12.00       12/9/2005  13.00
  9/8/2004  22.00    12/10/2004  19.00    3/10/2005  16.95     6/10/2005  13.50      9/13/2005  12.00      12/12/2005  13.00
  9/9/2004  22.00    12/13/2004  19.10    3/11/2005  16.65     6/13/2005  13.20      9/14/2005  12.00      12/13/2005  12.00
 9/10/2004  22.00    12/14/2004  19.10    3/14/2005  17.00     6/14/2005  13.20      9/15/2005  12.00      12/14/2005  11.50
 9/13/2004  22.00    12/15/2004  18.65    3/15/2005  17.00     6/15/2005  13.20      9/16/2005  12.00      12/15/2005  11.50
 9/14/2004  22.00    12/16/2004  18.80    3/16/2005  17.00     6/16/2005  13.20      9/19/2005  12.00      12/16/2005  11.50
 9/15/2004  22.00    12/17/2004  18.80    3/17/2005  17.00     6/17/2005  13.20      9/20/2005  12.00      12/19/2005  11.50
 9/16/2004  22.00    12/20/2004  19.00    3/18/2005  17.00     6/20/2005  13.20      9/21/2005  12.00      12/20/2005  11.30
 9/17/2004  22.00    12/21/2004  19.50    3/21/2005  17.00     6/21/2005  13.20      9/22/2005  12.00      12/21/2005  11.30
 9/20/2004  22.00    12/22/2004  19.50    3/22/2005  16.00     6/22/2005  13.20      9/23/2005  12.00      12/22/2005  11.30
 9/21/2004  22.00    12/23/2004  19.50    3/23/2005  16.00     6/23/2005  13.20      9/26/2005  12.25      12/23/2005  11.30
 9/22/2004  22.00    12/27/2004  19.50    3/24/2005  15.50     6/24/2005  13.20      9/27/2005  11.50      12/27/2005  11.30
 9/23/2004  21.50    12/28/2004  19.50    3/28/2005  16.00     6/27/2005  13.20      9/28/2005  12.25      12/28/2005  11.30
 9/24/2004  16.00    12/29/2004  19.25    3/29/2005  16.25     6/28/2005  12.00      9/29/2005  12.25      12/29/2005  12.50
 9/27/2004  16.00    12/30/2004  19.50    3/30/2005  16.25     6/29/2005  12.50      9/30/2005  12.50      12/30/2005  12.50
 9/28/2004  17.00    12/31/2004  19.50    3/31/2005  16.25     6/30/2005  12.05      10/3/2005  12.50        1/3/2006  12.50
 9/29/2004  17.00      1/3/2005  19.50     4/1/2005  16.25      7/1/2005  12.05      10/4/2005  12.50        1/4/2006  12.50
 9/30/2004  17.00      1/4/2005  19.25     4/4/2005  15.75      7/5/2005  12.05      10/5/2005  12.50        1/5/2006  12.50
 10/1/2004  17.00      1/5/2005  19.00     4/5/2005  16.35      7/6/2005  12.10      10/6/2005  12.50        1/6/2006  12.50
 10/4/2004  17.50      1/6/2005  19.00     4/6/2005  16.35      7/7/2005  12.10      10/7/2005  12.50        1/9/2006  11.85
 10/5/2004  17.50      1/7/2005  19.00     4/7/2005  16.40      7/8/2005  12.00     10/10/2005  12.50       1/10/2006  11.85
 10/6/2004  17.50     1/10/2005  19.00     4/8/2005  16.50     7/11/2005  12.00     10/11/2005  12.00       1/11/2006  11.85
 10/7/2004  17.50     1/11/2005  19.00    4/11/2005  16.50     7/12/2005  12.00     10/12/2005  11.50       1/12/2006  11.85
 10/8/2004  17.50     1/12/2005  18.55    4/12/2005  16.50     7/13/2005  12.00     10/13/2005  11.50       1/13/2006  11.25
10/11/2004  17.50     1/13/2005  18.60    4/13/2005  16.30     7/14/2005  11.80     10/14/2005  11.25       1/17/2006  11.25
10/12/2004  18.75     1/14/2005  18.60    4/14/2005  16.30     7/15/2005  11.80     10/17/2005  11.00       1/18/2006  11.25
10/13/2004  18.75     1/18/2005  18.60    4/15/2005  15.95     7/18/2005  11.80     10/18/2005  11.00       1/19/2006  11.25
10/14/2004  18.75     1/19/2005  18.60    4/18/2005  15.55     7/19/2005  11.80     10/19/2005  11.00       1/20/2006  11.25
10/15/2004  18.75     1/20/2005  18.60    4/19/2005  15.95     7/20/2005  12.00     10/20/2005  11.00       1/23/2006  11.25
10/18/2004  18.75     1/21/2005  18.55    4/20/2005  16.00     7/21/2005  12.00     10/21/2005  11.00       1/24/2006  11.25
10/19/2004  18.75     1/24/2005  18.55    4/21/2005  15.99     7/22/2005  11.75     10/24/2005  11.00       1/25/2006  11.25
10/20/2004  18.75     1/25/2005  18.55    4/22/2005  15.99     7/25/2005  11.75     10/25/2005  11.00       1/26/2006  11.75
10/21/2004  18.75     1/26/2005  18.55    4/25/2005  15.99     7/26/2005  11.75     10/26/2005  11.00       1/27/2006  11.30
10/22/2004  18.75     1/27/2005  18.55    4/26/2005  15.99     7/27/2005  11.75     10/27/2005  11.00       1/30/2006  11.05
10/25/2004  17.48     1/28/2005  18.55    4/27/2005  15.99     7/28/2005  11.75     10/28/2005  11.00       1/31/2006  11.05
10/26/2004  17.48     1/31/2005  18.10    4/28/2005  16.00     7/29/2005  11.75     10/31/2005  11.00        2/1/2006  11.05
10/27/2004  17.48      2/1/2005  18.10    4/29/2005  16.00      8/1/2005  11.75      11/1/2005  10.25        2/2/2006  11.05
10/28/2004  17.48      2/2/2005  18.10     5/2/2005  15.50      8/2/2005  12.00      11/2/2005  10.25        2/3/2006  11.05
10/29/2004  17.48      2/3/2005  18.00     5/3/2005  15.50      8/3/2005  12.00      11/3/2005  10.25        2/6/2006  11.10
 11/1/2004  17.48      2/4/2005  18.40     5/4/2005  15.50      8/4/2005  11.75      11/4/2005  10.90        2/7/2006  11.05
 11/2/2004  17.48      2/7/2005  18.00     5/5/2005  15.50      8/5/2005  11.75      11/7/2005  10.90        2/8/2006  11.00
 11/3/2004  17.48      2/8/2005  18.00     5/6/2005  15.50      8/8/2005  11.75      11/8/2005  10.90        2/9/2006  11.00
 11/4/2004  17.48      2/9/2005  18.00     5/9/2005  15.50      8/9/2005  11.75      11/9/2005  10.90       2/10/2006  11.00
 11/5/2004  17.48     2/10/2005  17.75    5/10/2005  15.50     8/10/2005  11.70     11/10/2005  10.50       2/13/2006  11.00
 11/8/2004  17.48     2/11/2005  17.75    5/11/2005  15.50     8/11/2005  12.00     11/11/2005  11.00       2/14/2006  11.00
 11/9/2004  18.25     2/14/2005  17.75    5/12/2005  15.00     8/12/2005  12.00     11/14/2005  11.00       2/15/2006  10.50
11/10/2004  18.25     2/15/2005  17.75    5/13/2005  15.00     8/15/2005  12.00     11/15/2005  11.45       2/16/2006  10.75
11/11/2004  18.25     2/16/2005  17.50    5/16/2005  15.00     8/16/2005  11.70     11/16/2005  11.45       2/17/2006  10.75
11/12/2004  18.50     2/17/2005  17.50    5/17/2005  15.00     8/17/2005  11.70     11/17/2005  11.45       2/21/2006  10.75
11/15/2004  19.00     2/18/2005  17.50    5/18/2005  15.00     8/18/2005  11.70     11/18/2005  11.45       2/22/2006  10.75
11/16/2004  18.75     2/22/2005  17.50    5/19/2005  15.00     8/19/2005  11.70     11/21/2005  11.45       2/23/2006  10.75
11/17/2004  18.75     2/23/2005  17.50    5/20/2005  14.55     8/22/2005  11.70     11/22/2005  11.45       2/24/2006  10.75
11/18/2004  19.00     2/24/2005  17.50    5/23/2005  15.50     8/23/2005  11.70     11/23/2005  11.00       2/27/2006  10.75
11/19/2004  19.00     2/25/2005  17.35    5/24/2005  15.50     8/24/2005  12.25     11/25/2005  11.00       2/28/2006  10.25
11/22/2004  18.65     2/28/2005  17.35    5/25/2005  15.50     8/25/2005  12.25     11/28/2005  11.00
11/23/2004  18.85                         5/26/2005  13.85     8/26/2005  12.25     11/29/2005  11.50
11/24/2004  18.60                         5/27/2005  13.20     8/29/2005  12.00     11/30/2005  11.50
11/26/2004  18.60                         5/31/2005  13.20     8/30/2005  12.00
11/29/2004  18.60                                              8/31/2005  12.00
11/30/2004  19.20

   Date     Price        Date    Price       Date    Price        Date    Price        Date     Price
   ----     -----        ----    -----       ----    -----        ----    -----        ----     -----
  3/1/2006  10.25      6/1/2006  10.05     9/1/2006   9.25     12/1/2006   8.25       3/1/2007   9.30
  3/2/2006  10.25      6/2/2006  10.05     9/5/2006   9.25     12/4/2006   8.25       3/2/2007   9.30
  3/3/2006  10.25      6/5/2006  10.00     9/6/2006   9.25     12/5/2006   8.25       3/5/2007   9.30
  3/6/2006  10.25      6/6/2006  10.00     9/7/2006   9.25     12/6/2006   8.25       3/6/2007   9.30
  3/7/2006  11.00      6/7/2006  10.00     9/8/2006   9.25     12/7/2006   8.25       3/7/2007   9.50
  3/8/2006  11.00      6/8/2006  10.00    9/11/2006   9.25     12/8/2006   8.25       3/8/2007   9.50
  3/9/2006  11.00      6/9/2006  10.00    9/12/2006   9.00    12/11/2006   8.15       3/9/2007   9.50
 3/10/2006  11.00     6/12/2006  10.00    9/13/2006   9.00    12/12/2006   8.15      3/12/2007   9.50
 3/13/2006  11.00     6/13/2006  10.00    9/14/2006   9.00    12/13/2006   8.15      3/13/2007   9.50
 3/14/2006  11.25     6/14/2006  10.00    9/15/2006   9.00    12/14/2006   8.15      3/14/2007   9.50
 3/15/2006  10.60     6/15/2006  10.10    9/18/2006   9.00    12/15/2006   8.25      3/15/2007   9.50
 3/16/2006  10.60     6/16/2006  10.00    9/19/2006   9.00    12/18/2006   8.25      3/16/2007   9.50
 3/17/2006  10.60     6/19/2006   9.50    9/20/2006   8.50    12/19/2006   8.20      3/19/2007   9.40
 3/20/2006  10.60     6/20/2006   9.50    9/21/2006   8.50    12/20/2006   8.55      3/20/2007   9.40
 3/21/2006  10.60     6/21/2006   9.50    9/22/2006   8.50    12/21/2006   8.55      3/21/2007   9.40
 3/22/2006  10.60     6/22/2006   9.50    9/25/2006   8.50    12/22/2006   8.55      3/22/2007   9.40
 3/23/2006  10.60     6/23/2006   9.50    9/26/2006   8.50    12/26/2006   8.55      3/23/2007   9.40
 3/24/2006  10.60     6/26/2006   9.50    9/27/2006   8.75    12/27/2006   8.55      3/26/2007   9.25
 3/27/2006  10.75     6/27/2006   9.50    9/28/2006   8.75    12/28/2006   8.55      3/27/2007   9.25
 3/28/2006  10.75     6/28/2006   9.50    9/29/2006   8.75    12/29/2006   8.50      3/28/2007   9.25
 3/29/2006  10.75     6/29/2006   9.50    10/2/2006   8.75      1/3/2007   8.55      3/29/2007   9.05
 3/30/2006  10.75     6/30/2006   9.50    10/3/2006   8.75      1/4/2007   8.55      3/30/2007   9.05
 3/31/2006  10.75      7/3/2006   9.25    10/4/2006   8.75      1/5/2007   8.55       4/2/2007   9.05
  4/3/2006  10.75      7/5/2006   9.25    10/5/2006   8.75      1/8/2007   8.50       4/3/2007   9.05
  4/4/2006  10.75      7/6/2006   9.25    10/6/2006   8.75      1/9/2007   8.50       4/4/2007   9.25
  4/5/2006  10.75      7/7/2006   9.25    10/9/2006   8.75     1/10/2007   8.50       4/5/2007   9.25
  4/6/2006  11.00     7/10/2006   9.25   10/10/2006   8.75     1/11/2007   8.50       4/9/2007   9.25
  4/7/2006  11.00     7/11/2006   9.00   10/11/2006   8.75     1/12/2007   8.50      4/10/2007   9.25
 4/10/2006  10.75     7/12/2006   9.00   10/12/2006   8.75     1/16/2007   8.50      4/11/2007   9.25
 4/11/2006  10.75     7/13/2006   9.00   10/13/2006   8.75     1/17/2007   8.95      4/12/2007   9.25
 4/12/2006  10.75     7/14/2006   9.00   10/16/2006   8.75     1/18/2007   8.95      4/13/2007   9.25
 4/13/2006  10.75     7/17/2006   9.00   10/17/2006   8.75     1/19/2007   8.95      4/16/2007   9.25
 4/17/2006  10.60     7/18/2006   8.55   10/18/2006   8.75     1/22/2007   8.95      4/17/2007   9.25
 4/18/2006  10.60     7/19/2006   8.55   10/19/2006   8.75     1/23/2007   8.90      4/18/2007   9.25
 4/19/2006  10.50     7/20/2006   8.55   10/20/2006   8.75     1/24/2007  12.00      4/19/2007   9.05
 4/20/2006  10.50     7/21/2006   8.55   10/23/2006   8.75     1/25/2007   9.50      4/20/2007   9.00
 4/21/2006  10.50     7/24/2006   8.55   10/24/2006   8.75     1/26/2007   9.75      4/23/2007   9.00
 4/24/2006  10.50     7/25/2006   8.55   10/25/2006   8.75     1/29/2007   9.75      4/24/2007   9.00
 4/25/2006  11.00     7/26/2006   8.50   10/26/2006   8.75     1/30/2007   9.50      4/25/2007   9.00
 4/26/2006  10.50     7/27/2006   8.50   10/27/2006   8.75     1/31/2007   9.50      4/26/2007   9.30
 4/27/2006  10.50     7/28/2006   8.50   10/30/2006   8.75      2/1/2007   9.50      4/27/2007   9.30
 4/28/2006  10.50     7/31/2006   8.50   10/31/2006   8.75      2/2/2007   9.30      4/30/2007   9.30
  5/1/2006  10.50      8/1/2006   8.50    11/1/2006   8.75      2/5/2007   9.30       5/1/2007   9.05
  5/2/2006  10.50      8/2/2006   8.50    11/2/2006   8.75      2/6/2007   9.30       5/2/2007   9.05
  5/3/2006  10.50      8/3/2006   8.50    11/3/2006   8.75      2/7/2007   9.50       5/3/2007   9.05
  5/4/2006  10.50      8/4/2006   8.50    11/6/2006   8.50      2/8/2007   9.75       5/4/2007   9.05
  5/5/2006  10.50      8/7/2006   8.50    11/7/2006   8.50      2/9/2007   9.75       5/7/2007   9.05
  5/8/2006  10.50      8/8/2006   8.50    11/8/2006   8.50     2/12/2007   9.75       5/8/2007   9.05
  5/9/2006  10.50      8/9/2006   8.20    11/9/2006   8.50     2/13/2007   9.50       5/9/2007   9.50
 5/10/2006  10.50     8/10/2006   8.15   11/10/2006   8.75     2/14/2007   9.50      5/10/2007   9.50
 5/11/2006  10.50     8/11/2006   8.15   11/13/2006   8.75     2/15/2007   9.50      5/11/2007   9.50
 5/12/2006  10.50     8/14/2006   8.10   11/14/2006   8.60     2/16/2007   9.50      5/14/2007   9.50
 5/15/2006  10.50     8/15/2006   8.10   11/15/2006   8.45     2/20/2007   9.50      5/15/2007   9.50
 5/16/2006  10.05     8/16/2006   9.75   11/16/2006   8.45     2/21/2007   9.50      5/16/2007   9.50
 5/17/2006  10.05     8/17/2006   9.50   11/17/2006   8.45     2/22/2007   9.50      5/17/2007   9.50
 5/18/2006  10.05     8/18/2006   9.50   11/20/2006   8.45     2/23/2007   9.50      5/18/2007   9.50
 5/19/2006  10.05     8/21/2006   9.50   11/21/2006   8.50     2/26/2007   9.35      5/21/2007   9.10
 5/22/2006  10.05     8/22/2006   9.50   11/22/2006   8.50     2/27/2007   9.35      5/22/2007   9.10
 5/23/2006  10.05     8/23/2006   9.00   11/24/2006   8.50     2/28/2007   9.30      5/23/2007   9.10
 5/24/2006  10.05     8/24/2006   9.00   11/27/2006   8.15                           5/24/2007   9.10
 5/25/2006  10.05     8/25/2006   9.00   11/28/2006   8.15                           5/25/2007   9.25
 5/26/2006  10.05     8/28/2006   9.25   11/29/2006   8.15                           5/29/2007   9.25
 5/30/2006  10.05     8/29/2006   9.25   11/30/2006   8.25                           5/30/2007   9.50
 5/31/2006  10.05     8/30/2006   9.25                                               5/31/2007   9.10
                      8/31/2006   9.25

                         Returns (8/27/04 - 5/31/07)
                         ---------------------------

                  First Ipswich                 -39.33%

                  S&P Banking Index              11.81%

                  NASDAQ Bank Index              11.10%

                                                                  NORTH
                                                        Capital & Advisory, Inc.
45                                                                EAST

Fairness Opinion Analysis
-------------------------

Price/ Volume Analysis
================================================================================

            [LINE GRAPH IN THE PRINTED MATERIALS; PLOT POINTS BELOW]

                                  First Ipswich


    Date    Close  Volume               Date    Close  Volume
    ----    -----  ------               ----    -----  ------
  6/1/2006  10.05      0              1/3/2007   8.55   1300
  6/2/2006  10.05      0              1/4/2007   8.55      0
  6/5/2006     10    300              1/5/2007   8.55      0
  6/6/2006     10      0              1/8/2007    8.5    800
  6/7/2006     10      0              1/9/2007    8.5      0
  6/8/2006     10      0             1/10/2007    8.5      0
  6/9/2006     10      0             1/11/2007    8.5   6400
 6/12/2006     10      0             1/12/2007    8.5   2800
 6/13/2006     10      0             1/16/2007    8.5      0
 6/14/2006     10      0             1/17/2007   8.95    500
 6/15/2006   10.1   3000             1/18/2007   8.95      0
 6/16/2006     10    900             1/19/2007   8.95      0
 6/19/2006    9.5    200             1/22/2007   8.95    700
 6/20/2006    9.5      0             1/23/2007    8.9    200
 6/21/2006    9.5      0             1/24/2007     12  13200
 6/22/2006    9.5      0             1/25/2007    9.5  12000
 6/23/2006    9.5      0             1/26/2007   9.75   5700
 6/26/2006    9.5      0             1/29/2007   9.75      0
 6/27/2006    9.5      0             1/30/2007    9.5    500
 6/28/2006    9.5      0             1/31/2007    9.5   4000
 6/29/2006    9.5   2700              2/1/2007    9.5      0
 6/30/2006    9.5      0              2/2/2007    9.3    700
  7/3/2006   9.25   1000              2/5/2007    9.3      0
  7/5/2006   9.25      0              2/6/2007    9.3      0
  7/6/2006   9.25      0              2/7/2007    9.5    400
  7/7/2006   9.25      0              2/8/2007   9.75   3400
 7/10/2006   9.25      0              2/9/2007   9.75      0
 7/11/2006      9   2500             2/12/2007   9.75      0
 7/12/2006      9      0             2/13/2007    9.5   6200
 7/13/2006      9      0             2/14/2007    9.5   4100
 7/14/2006      9      0             2/15/2007    9.5      0
 7/17/2006      9      0             2/16/2007    9.5    400
 7/18/2006   8.55    300             2/20/2007    9.5      0
 7/19/2006   8.55      0             2/21/2007    9.5   1500
 7/20/2006   8.55    500             2/22/2007    9.5   1000
 7/21/2006   8.55      0             2/23/2007    9.5   7000
 7/24/2006   8.55      0             2/26/2007   9.35   1600
 7/25/2006   8.55      0             2/27/2007   9.35      0
 7/26/2006    8.5    100             2/28/2007    9.3   1500
 7/27/2006    8.5      0              3/1/2007    9.3    200
 7/28/2006    8.5      0              3/2/2007    9.3      0
 7/31/2006    8.5      0              3/5/2007    9.3      0
  8/1/2006    8.5    100              3/6/2007    9.3      0
  8/2/2006    8.5    100              3/7/2007    9.5    500
  8/3/2006    8.5      0              3/8/2007    9.5   1600
  8/4/2006    8.5      0              3/9/2007    9.5      0
  8/7/2006    8.5      0             3/12/2007    9.5      0
  8/8/2006    8.5      0             3/13/2007    9.5      0
  8/9/2006    8.2   7300             3/14/2007    9.5      0
 8/10/2006   8.15    500             3/15/2007    9.5      0
 8/11/2006   8.15   1200             3/16/2007    9.5      0
 8/14/2006    8.1   2000             3/19/2007    9.4   3900
 8/15/2006    8.1   1900             3/20/2007    9.4      0
 8/16/2006   9.75   4600             3/21/2007    9.4      0
 8/17/2006    9.5   3600             3/22/2007    9.4      0
 8/18/2006    9.5    500             3/23/2007    9.4      0
 8/21/2006    9.5      0             3/26/2007   9.25   1500
 8/22/2006    9.5      0             3/27/2007   9.25      0
 8/23/2006      9    300             3/28/2007   9.25      0
 8/24/2006      9      0             3/29/2007   9.05   4200
 8/25/2006      9      0             3/30/2007   9.05      0
 8/28/2006   9.25    800              4/2/2007   9.05   2000
 8/29/2006   9.25      0              4/3/2007   9.05    500
 8/30/2006   9.25      0              4/4/2007   9.25   3000
 8/31/2006   9.25      0              4/5/2007   9.25      0
  9/1/2006   9.25      0              4/9/2007   9.25      0
  9/5/2006   9.25      0             4/10/2007   9.25      0
  9/6/2006   9.25      0             4/11/2007   9.25   1000
  9/7/2006   9.25      0             4/12/2007   9.25      0
  9/8/2006   9.25      0             4/13/2007   9.25      0
 9/11/2006   9.25      0             4/16/2007   9.25      0
 9/12/2006      9    500             4/17/2007   9.25      0
 9/13/2006      9      0             4/18/2007   9.25      0
 9/14/2006      9      0             4/19/2007   9.05   1000
 9/15/2006      9   1000             4/20/2007      9   1000
 9/18/2006      9      0             4/23/2007      9      0
 9/19/2006      9      0             4/24/2007      9      0
 9/20/2006    8.5   1000             4/25/2007      9      0
 9/21/2006    8.5      0             4/26/2007    9.3   1800
 9/22/2006    8.5      0             4/27/2007    9.3      0
 9/25/2006    8.5      0             4/30/2007    9.3      0
 9/26/2006    8.5      0              5/1/2007   9.05    600
 9/27/2006   8.75   2200              5/2/2007   9.05    400
 9/28/2006   8.75      0              5/3/2007   9.05      0
 9/29/2006   8.75      0              5/4/2007   9.05      0
 10/2/2006   8.75      0              5/7/2007   9.05      0
 10/3/2006   8.75      0              5/8/2007   9.05      0
 10/4/2006   8.75      0              5/9/2007    9.5   3500
 10/5/2006   8.75      0             5/10/2007    9.5   3200
 10/6/2006   8.75      0             5/11/2007    9.5      0
 10/9/2006   8.75      0             5/14/2007    9.5      0
10/10/2006   8.75      0             5/15/2007    9.5      0
10/11/2006   8.75      0             5/16/2007    9.5      0
10/12/2006   8.75      0             5/17/2007    9.5      0
10/13/2006   8.75      0             5/18/2007    9.5      0
10/16/2006   8.75      0             5/21/2007    9.1   1500
10/17/2006   8.75      0             5/22/2007    9.1      0
10/18/2006   8.75      0             5/23/2007    9.1      0
10/19/2006   8.75   2000             5/24/2007    9.1      0
10/20/2006   8.75      0             5/25/2007   9.25    200
10/23/2006   8.75      0             5/29/2007   9.25      0
10/24/2006   8.75      0             5/30/2007    9.5    200
10/25/2006   8.75   2000             5/31/2007    9.1   2200
10/26/2006   8.75      0
10/27/2006   8.75      0
10/30/2006   8.75      0
10/31/2006   8.75      0
 11/1/2006   8.75      0
 11/2/2006   8.75   3300
 11/3/2006   8.75      0
 11/6/2006    8.5   5600
 11/7/2006    8.5  11300
 11/8/2006    8.5      0
 11/9/2006    8.5      0
11/10/2006   8.75   1600
11/13/2006   8.75      0
11/14/2006    8.6   1500
11/15/2006   8.45   2600
11/16/2006   8.45      0
11/17/2006   8.45      0
11/20/2006   8.45      0
11/21/2006    8.5  12000
11/22/2006    8.5      0
11/24/2006    8.5      0
11/27/2006   8.15   3500
11/28/2006   8.15      0
11/29/2006   8.15      0
11/30/2006   8.25   1000
 12/1/2006   8.25      0
 12/4/2006   8.25      0
 12/5/2006   8.25      0
 12/6/2006   8.25      0
 12/7/2006   8.25      0
 12/8/2006   8.25      0
12/11/2006   8.15   1800
12/12/2006   8.15      0
12/13/2006   8.15      0
12/14/2006   8.15      0
12/15/2006   8.25   1000
12/18/2006   8.25      0
12/19/2006    8.2   1000
12/20/2006   8.55   1600
12/21/2006   8.55      0
12/22/2006   8.55      0
12/26/2006   8.55      0
12/27/2006   8.55      0
12/28/2006   8.55   1000
12/29/2006    8.5    500


                   FIWC stock suffers from low trading volume.

                        FIWC trading below $10 per share.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
46                                                                EAST

Fairness Opinion Analysis
-------------------------

Trades - Last Twelve Months
================================================================================

                                Shares     Weighted Average    Earliest Day
                                Traded       Closing Price        Traded        Low      High(1)
                                ------       -------------        ------        ---      -------
Last 5 trading days              7,300           9.29            05/10/07       9.10       9.50
Last 10 trading days            14,600           9.31            04/20/07       9.00       9.50
Last 20 trading days            33,800           9.26            03/07/07       9.00       9.50
Last 6 months                  116,800           9.56            12/11/06       8.15      10.00
Last 9 months                  167,900           9.25            09/12/06       8.15      10.00
Last 12 months                 202,300           9.21            06/05/06       8.10      10.50

(1) Excludes January 24, 2007 and January 25, 2007, when First Ipswich traded at highs of $12.00 and $11.00, respectively.

FIWC traded on 87 of the 252 trading days over the last 12 months.

                                                                  NORTH
                                                        Capital & Advisory, Inc.
47                                                                EAST

Fairness Opinion Analysis
-------------------------

Recapitalization Premium Analysis
================================================================================

Reasonable Premium = 13.18%

                              Related Transactions



                                                                          Assets    Announce
Company                                    Ticker      City        ST    ($000s)      Date     Transaction Type
-------                                    ------      ----        --    -------      ----     ----------------
Monarch Community Bancorp, Inc.             MCBF   Coldwater       MI     291,300   02/16/07   Cash Out Merger
South Street Financial Corp.                SSFC   Albemarle       NC     268,848   12/11/06   Reclassification to Preferred
First Niles Financial, Inc.                 FNFI   Niles           OH     100,973   06/29/06   Reclassification to Preferred
Harbor Bankshares Corp.                     HRBK   Baltimore       MD     258,174   05/02/06   Cash Out Merger
Home City Financial Corp.                   HCFL   Springfield     OH     148,159   01/26/06   Reverse Stock Split
FC Banc Corp.                               FCBZ   Bucyrus         OH     178,386   11/15/05   Reverse Stock Split
County Bank Corp.                           CBNC   Lapeer          MI     257,355   10/07/05   Reverse Stock Split
First Citizens Bancorporation, Inc.         FCBN   Columbia        SC   4,533,651   09/13/05   Cash Out Merger
Illini Corporation                          ILII   Springfield     IL     253,463   08/19/05   Cash-out Merger
Iowa First Bancshares Corporation           IOFB   Muscatine       IA     376,429   07/22/05   Reverse Stock Split
Cherokee Banking Company                    CHKJ   Canton          GA     164,843   07/01/05   Cash-out Merger
Community Financial Holding Company, Inc.          Duluth          GA     274,130   06/17/05   Reclassification to Class A CS
Guaranty Bancshares                         GNTY   Mount Pleasant  TX     552,500   06/13/05   Cash Out Merger
Community Investors Bancorp                 CIBI   Bucyrus         OH     122,762   06/09/05   Reverse Stock Split
First Southern Bancorp                             Statesboro      GA     113,407   06/02/05   Reclassification to Series A
Home Loan Financial Corp.                   HLFN   Coshocton       OH     160,342   05/18/05   Reverse Stock Split
Heartland Bancshares, Inc.                         Sebring         FL     147,922   04/20/05   Reclassification to Preferred
   Medians

                                                                   Premium Over Market Value
                                                                   -------------------------
                                              % of
                                             Shares    Price Per       At         Fairness
Company                                     Impacted     Share      Announce(1)  Opinion(2)
-------                                     --------     -----      -----------  ----------
Monarch Community Bancorp, Inc.                3.11      13.50         27.36%      15.88%
South Street Financial Corp.                   2.60         NA             NA          NA
First Niles Financial, Inc.                    2.00         NA             NA          NA
Harbor Bankshares Corp.                        1.80      31.00         21.57%       0.00%
Home City Financial Corp.                      1.77      17.10         11.91%      12.57%
FC Banc Corp.                                  9.92      29.12          3.63%       3.08%
County Bank Corp.                              4.72      55.00          2.42%       1.85%
First Citizens Bancorporation, Inc.            3.43     735.00         24.58%      28.50%
Illini Corporation                             9.70      40.50          3.71%       3.85%
Iowa First Bancshares Corporation              4.72      38.00         10.95%      10.95%
Cherokee Banking Company                      11.01      17.75         14.52%      18.65%
Community Financial Holding Company, Inc.     10.19         NA             NA          NA
Guaranty Bancshares                            2.19      24.00         24.03%      12.41%
Community Investors Bancorp                    3.81      15.00         13.21%      13.21%
First Southern Bancorp                        13.11         NA             NA          NA
Home Loan Financial Corp.                      6.41      20.75         30.50%      14.64%
Heartland Bancshares, Inc.                    14.77         NA             NA          NA
   Medians                                                             13.86%      12.49%

(1)   Based on closing trading price on the day prior to announcement of such transaction.
(2)   Based on closing trading price on the day of the fairness opinion.

     Applying the 13.18% premium to First Ipswich's June 13th closing price of $9.20, yields a value of $10.41.

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                                                        Capital & Advisory, Inc.
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

Fairness Opinion Analysis
-------------------------

Comparable Companies
================================================================================

                          Peer Group for First Ipswich


                                                                                   Assets
Company                                    City         State  Ticker  Exchange    ($000s)     ROA (%)  ROE (%)
-------                                    ----         -----  ------  --------    -------     -------  -------
Beverly National Corporation             Beverly          MA     BNV     AMEX       460,918     0.59      6.92
Northeast Bancorp                        Auburn           ME     NBN     AMEX       562,113     0.43      6.00
Salisbury Bancorp, Inc.                  Lakeville        CT     SAL     AMEX       431,117     0.96      9.35
Brooklyn Federal Bancorp Inc.            Brooklyn         NY     BFSB    NASDAQ     398,816     0.98      4.74
Elmira Savings Bank (NY)                 Elmira           NY     ESBK    NASDAQ     371,420     0.48      7.19
Evans Bancorp, Inc.                      Angola           NY     EVBN    NASDAQ     497,392     1.02     12.65
Jeffersonville Bancorp                   Jeffersonville   NY     JFBC    NASDAQ     396,528     1.30     12.38
LSB Corporation                          N Andover        MA     LSBX    NASDAQ     559,697     0.12      1.10
Mayflower Co-operative Bk MA             Middleboro       MA     MFLR    NASDAQ     238,748     0.22      2.84
New England Bancshares, Inc.             Enfield          CT     NEBS    NASDAQ     276,511     0.42      2.01
Rome Bancorp, Inc.                       Rome             NY     ROME    NASDAQ     302,945     0.84      2.95
Hingham Institution for Savings          Hingham          MA     HIFS    NASDAQ     699,414     0.64      8.36
Slade's Ferry Bancorp                    Somerset         MA     SFBC    NASDAQ     608,969     0.60      7.66
New Hampshire Thrift Bancshares Inc      Newport          NH     NHTB    NASDAQ     654,590     0.71      9.87
Northway Financial, Inc                  Berlin           NH     NWFI    NASDAQ     678,729     0.47      5.79
Medians                                                                             460,918     0.60      6.92

First Ipswich Bancorp                    Ipswich          MA     FIWC    OTC BB     302,503    -0.13     -2.76

                                                                   Deposit     NPAs/  Tang Equity/
                                         Efficiency  Loan Growth  Growth (3    Total   Tang Assets
Company                                   Ratio (%)  (3 Yr CAGR)   Yr CAGR)   Assets       (%)
-------                                   ---------  -----------   --------   ------    ----------
Beverly National Corporation                76.06        19.94        3.99     0.01       10.25
Northeast Bancorp                           81.36         1.51        2.75     0.81        6.33
Salisbury Bancorp, Inc.                     72.87        21.45       11.75     0.19        7.97
Brooklyn Federal Bancorp Inc.               67.32           NA          NA     0.03       21.11
Elmira Savings Bank (NY)                    75.19         7.89        6.01     0.09        6.47
Evans Bancorp, Inc.                         70.70        15.31        4.57     0.13        5.77
Jeffersonville Bancorp                      67.44         7.09        4.09     0.61       10.54
LSB Corporation                             77.58        12.27        3.08     0.02       10.58
Mayflower Co-operative Bk MA                78.15         4.86        5.40     0.00        8.11
New England Bancshares, Inc.                82.69        16.95        2.14     0.21       20.10
Rome Bancorp, Inc.                          75.22         8.20       (0.72)    0.38       25.13
Hingham Institution for Savings             60.12        14.61       11.84     0.06        7.51
Slade's Ferry Bancorp                       71.73         7.16        0.80     0.08        8.02
New Hampshire Thrift Bancshares Inc         70.19        10.57        4.24     0.09        5.44
Northway Financial, Inc                     86.75        (1.11)       2.79     0.69        6.04
Medians                                     75.19         9.39        4.04     0.12        8.02

First Ipswich Bancorp                      100.14         7.52        7.49     0.00        4.92

Generally, First Ipswich underperformed in comparison to the peer group.

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                                                        Capital & Advisory, Inc.
49                                                                EAST

Fairness Opinion Analysis
-------------------------

Comparable Companies - Trading Multiples
================================================================================

                          Peer Group for First Ipswich

                                                                                                  Current Price/
                                                    Current Price/ LTM       Current Price/          Tangible
Company                                                Core EPS (x)          Book Value (%)       Book Value (%)
-------                                                ------------          --------------       --------------
Beverly National Corporation                                17.63                121.0                121.0
Northeast Bancorp                                           17.88                102.0                121.0
Salisbury Bancorp, Inc.                                     15.23                126.0                167.0
Brooklyn Federal Bancorp Inc.                               52.13                243.0                243.0
Elmira Savings Bank (NY)                                     N/A                 156.0                160.0
Evans Bancorp, Inc.                                         11.30                133.0                190.0
Jeffersonville Bancorp                                      15.03                185.0                185.0
LSB Corporation                                             35.12                130.0                130.0
Mayflower Co-operative Bk MA                                40.34                111.0                111.0
New England Bancshares, Inc.                                59.66                119.0                123.0
Rome Bancorp, Inc.                                          41.77                138.0                138.0
Hingham Institution for Savings                             14.40                129.0                129.0
Slade's Ferry Bancorp                                       18.33                127.0                133.0
New Hampshire Thrift Bancshares Inc                         13.30                124.0                168.0
Northway Financial, Inc                                     19.29                101.0                132.0
First Quartile                                              15.08                120.0                126.0
Median                                                      18.11                127.0                133.0

First Ipswich Implied
First Quartile                                                NA                  10.01                 7.88
Median                                                        NA                  10.59                 8.31

First Ipswich Implied Plus Transaction Premium
First Quartile                                                NA                  11.33                 8.91
Median                                                        NA                  11.99                 9.41

Range of adjusted per share values: $8.91 - $11.99

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                                                        Capital & Advisory, Inc.
50                                                                EAST

Fairness Opinion Analysis
-------------------------

Dividend Discount Analysis
================================================================================

                           Dividend Discount Analysis

                                              Terminal Multiple

Discount Rate                  14x             15x            16x          17x
   14.00%                      5.54            5.90           6.27         6.64
   13.00%                      5.78            6.16           6.55         6.93
   12.00%                      6.04            6.44           6.84         7.24
   11.00%                      6.31            6.73           7.14         7.56
   10.00%                      6.59            7.03           7.47         7.91

   Applying the 13.18% transaction premium yields a range of fair values between $6.27 and $8.95.

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                                                        Capital & Advisory, Inc.
51                                                                EAST

Fairness Opinion Analysis
-------------------------

Summary of Fair Value Analyses
================================================================================

--------------------------------------------------------------------------------
Methodology                                       Low       Median      High
--------------------------------------------------------------------------------
Current Price                                    $9.17(1)   $10.41     $13.58(2)
--------------------------------------------------------------------------------
Comparable Company Analysis                      $8.91      $10.37     $11.99
--------------------------------------------------------------------------------
Dividend Discount Analysis                       $6.27       $7.49      $8.95
--------------------------------------------------------------------------------
(1)   Based on the 52 week low price of $8.10.
(2)   Based on the 52 week high price of $12.00.

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                                                        Capital & Advisory, Inc.
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

Disclosure
================================================================================

These materials are for discussion purposes only. They should not be construed as an offer or solicitation with respect to the purchase or sale of any security or to enter into any particular transaction and may not be relied on in evaluating the merits of investing in any security or entering into any transaction.

The information contained herein and any supplemental information or other documents provided in connection herewith are submitted to you on a strictly confidential basis, should be kept confidential and should not be used other than in connection with your evaluation of a proposed structure or transaction. By accepting a copy of this presentation, the recipient agrees that neither it nor any of its employees or advisors shall use the information for any purpose other than evaluating a proposed structure or transaction or divulge the information to any other party. The information contained herein shall not be photocopied, reproduced or distributed to others, in whole or in part, without the prior written consent of Northeast Capital & Advisory, Inc.

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                                                        Capital & Advisory, Inc.
53                                                                EAST

The Efficacy of a
    Going Private Transaction


--------------------------------------------------------------------------------
                                  June 20, 2007
--------------------------------------------------------------------------------

                                   Presented By:
                            Arthur L. Loomis, II
    President Northeast Capital & Advisory, Inc.
        (518) 426-0100 * alloomis@ne-capital.com